UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2013, Provectus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement of an aggregate of $2,550,000 of units (the “Units”), at a purchase price of $0.75 per Unit. Each Unit consists of one share of Series A 8% convertible preferred stock, par value $.001 per share (the “Series A 8% Convertible Preferred Stock”), and a warrant to purchase one and one-quarter shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) (subject to adjustment) at an exercise price of $1.00 per whole share (subject to adjustment) (the “Warrants,” and together with the Units, the Series A 8% Convertible Preferred Stock and the underlying Common Stock, the “Securities”) (the “Private Placement”). The Company will use the net proceeds of the Private Placement for working capital, FDA trials, securing licensing partnerships, and general corporate purposes.

Securities Purchase Agreement

Subject to the terms and conditions of the Purchase Agreement, each of the Investors purchased, and the Company sold and issued, the Units. Each of the parties gave customary representations and warranties, and the Investors made certain representations and warranties concerning their suitability and their status as accredited investors.

Registration Rights Agreement

In accordance with the terms of the Purchase Agreement, the Company entered into a Registration Rights Agreement with each of the Investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), within 45 calendar days of the effective date of the Registration Rights Agreement (the “Filing Deadline”) covering the resale of the shares of Common Stock issued to the Investors (a) upon conversion of the Series A 8% Convertible Preferred Stock and (b) upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Company fails to file with the SEC a request for acceleration of the Registration Statement within five trading days after the SEC notifies the Company that it will not review the Registration Statement or the Registration Statement will not be subject to further review, (iii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC with respect to the Registration Statement within 10 calendar days after receipt of comments or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective, (iv) the Registration Statement is not declared effective by the SEC on or prior to the 75th day after the effective date of the Registration Rights Agreement (or the 140th day after the effective date of the Registration Rights Agreement if the SEC determines to review the Registration Statement), or (v) the Company fails to continuously maintain the effectiveness of the Registration Statement, the Company will incur liquidated damages to the Investors on the date such failure occurs and on each monthly anniversary of the date such failure occurred until such failure is cured, in cash in an amount that is equal to the product of (A) 2.0% multiplied by (B) each Investor’s purchase price. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

Series A 8% Convertible Preferred Stock

Pursuant to the Purchase Agreement, the Company issued an aggregate of 3,400,001 shares of Series A 8% Convertible Preferred Stock to the Investors. The Series A 8% Convertible Preferred Stock has the rights, privileges, preferences and restrictions set forth in the Certificate of Designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Nevada on February 21, 2013. The Certificate of Designation authorizes for issuance up to 5,000,000 shares of Series A 8% Convertible Preferred Stock.

Under the Certificate of Designation, each share of Series A 8% Convertible Preferred Stock is convertible into one share of Common Stock, subject to adjustment, at the option of the holder at any time, or at the option of the Company, within one trading day after any such time that the volume-weighted average price of Common Stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days. The right of holders of Series A 8% Convertible Preferred Stock to convert the Series A 8% Convertible Preferred Stock is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% after providing notice of such increase to the Company.

Dividends on the Series A 8% Convertible Preferred Stock will accrue at an annual rate of 8% of the original issue price and will be payable on a quarterly basis. The Company must pay cash dividends on the Series A 8% Convertible Preferred Stock in certain circumstances but may elect to satisfy its obligation to pay quarterly dividends either in cash or by distribution of Common Stock if the Company satisfies certain conditions set forth in the Certificate of Designation.

Subject to the beneficial ownership limitations, holders of the Series A 8% Convertible Preferred Stock will be entitled to vote together with the holders of Common Stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law and except for certain corporate actions for which holders of the Series A 8% Convertible Preferred Stock will vote as a separate class.

The Certificate of Designation contains customary anti-dilution protection. In addition, for a period of five years after the first issuance of the Series A 8% Convertible Preferred Stock, if the Company issues or is deemed to have issued additional shares of Common Stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the Series A 8% Convertible Preferred Stock will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the additional shares of Common Stock.

The Series A 8% Convertible Preferred Stock ranks senior to the Common Stock and on parity with the Company’s existing 8% Convertible Preferred Stock with respect to distributions of assets upon liquidation, dissolution or winding up of the Company and the payment of dividends.

Warrants

Pursuant to the Purchase Agreement, the Company issued an aggregate of 4,250,000 Warrants to the Investors. The Warrants contain a cashless exercise provision and are immediately exercisable and will expire on the fifth anniversary of their issuance. The right of holders of Warrants to exercise Warrants for Common Stock will be subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% after providing notice of such increase to the Company.

The Warrants contain customary anti-dilution protection. In addition, for a period of five years after the first issuance of Series A 8% Convertible Preferred Stock, if the Company issues or is deemed to have issued additional rights, options or warrants to subscribe for, purchase or otherwise acquire Common

Stock or convertible securities without consideration or for a consideration per share less than the applicable exercise price, which is initially $1.00 per share, then the exercise price of the Warrants will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the additional rights, options or warrants.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Securities, the Certificate of Designation and the transactions contemplated therein are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference. Such agreements and instruments have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. All of the investors represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Company’s issuance of the Securities pursuant to the Purchase Agreement will be made in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated under Regulation D thereunder as a transaction not involving a public offering. No advertising or general solicitation was employed in the Private Placement, and the Securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend will be placed on the Securities issued pursuant to the Purchase Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Private Placement, on February 20, 2013, the Board of Directors authorized and approved the Certificate of Designation setting forth the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A 8% Convertible Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Nevada, effective as of February 21, 2013, as described under Item 1.01 above, which description is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation for the Series A 8% Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement by and among the Company and the Investors named therein, dated as of February 22, 2013

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement between the Company and the Purchasers signatory thereto, dated as of February 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation for the Series A 8% Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement by and among the Company and the Investors named therein, dated as of February 22, 2013

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement between the Company and the Purchasers signatory thereto, dated as of February 22, 2013